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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                  July 31, 2002
                ------------------------------------------------
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                         COMMISSION FILE NUMBER 1-11775
                                                -------


                          TIMCO Aviation Services, Inc.
             ------------------------------------------------------
             (Exact Name Of Registrant As Specified In Its Charter)

                Delaware                                 65-0665658
   ---------------------------------              ------------------------
    (State Or Other Jurisdiction Of                    (IRS Employer
     Incorporation Or Organization)                  Identification No.)

                                 623 Radar Road
                             Greensboro, N.C. 27410
                    ----------------------------------------
                    (Address Of Principal Executive Offices)

                              (336) 668-4410 x 3004
                         -------------------------------
                         (Registrant's Telephone Number,
                               Including Area Code

                         -------------------------------
                         (Former Name Or Former Address,
                          If Changed Since Last Report)

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ITEM 2.  DISPOSITION OF ASSETS.

     Effective July 31, 2002 ("Closing Date"), TIMCO Aviation Services, Inc. ("Company") completed the sale of substantially all of the assets and business of its Aerocell Structures ("Aerocell") operation to Airborne Nacelle Services, Inc., a subsidiary of Triumph Group, Inc. ("Purchaser"). Aerocell was a flight surfaces repair operation based in Hot Springs, Arkansas. The net sales price was $9.6 million, $500,000 of which was placed in an escrow account to be disbursed in the manner set forth below and the balance of which was paid in cash at closing. The Company retained all of the Closing Date liabilities of the Aerocell operation, estimated to be approximately $500,000.

     The Company used the net proceeds from the sale of Aerocell to repay $7 million of senior term debt and will use the balance of the net proceeds for general working capital purposes. The senior term debt which was repaid consisted of: (i) $3.5 million due to the Company's senior revolving credit and term lenders; (ii) $2.5 million due to Bank of America, N.A. (which term debt had been due on August 14, 2002 and as to which Robert Alpert, a former director and a former principal stockholder of the Company, had provided a limited guaranty); and (iii) $1.0 million due to Ben Quevedo, a director of the Company. After completion of the Aerocell sale and repayment of the senior term debt described above, the Company has $8.5 million of senior term debt outstanding, $5.0 million of which is due on January 31, 2004 and $3.5 million of which is due in quarterly principal installments of $500,000, with the first installment due on September 30, 2002 and the remaining unpaid principal balance due on January 31, 2004.

     Pursuant to an Asset Purchase Agreement, dated as of July 31, 2002, between the Company, its subsidiary, Aerocell Structures, Inc. and the Purchaser ("Agreement"), the Company has agreed that the value of the Aerocell assets at the Closing Date will be at least $11,743,465. The Agreement provides procedures relating to the determination of the Closing Date value of the Aerocell assets and calls for a payment to the Purchaser (on a dollar for dollar basis) if the Closing Date value of the Aerocell assets is lower than the targeted amount.

     The Agreement also provides that the funds in escrow are being held to support certain indemnification obligations, as provided in the Agreement, and, provided that no claims for indemnity have been asserted, $250,000 of the funds being held in escrow will be released six months after the Closing Date and the balance of the funds being held in escrow will be released one year after the Closing Date. The Agreement further provides that the Company will receive certain rebates in the future for work which the Company helps procure for the Purchaser. However, before any such amounts are payable under this rebate, the Purchaser will receive a credit to the extent that certain specified inventory of Aerocell is not sold within one year following the Closing Date. There is also additional inventory of Aerocell as to which the Company will have to pay up to $200,000 in cash one year from the closing if that inventory has not been sold or consumed by that date.

     A copy of the Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release issued by the Company reporting the completion of the Aerocell sale is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)    Exhibits.


Exhibit No. Description

2.1 Asset Purchase Agreement, dated as of July 31, 2002, by and among Airborne Nacelle Services, Inc., Aerocell Structures, Inc. and TIMCO Aviation Services, Inc.

99.1 Press Release issued August 5, 2002 announcing the completion of the sale of the assets of the Aerocell Structures operation.

                                        3

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 7th day of August, 2002.

                                                TIMCO AVIATION SERVICES, INC.


                                                /s/ C. Robert Campbell
                                                --------------------------------
                                                C. Robert Campbell
                                                Executive Vice President and CFO

                                        4

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                                  EXHIBIT INDEX

Exhibit No. Description

2.1 Asset Purchase Agreement, dated as of July 31, 2002, by and among Airborne Nacelle Services, Inc., Aerocell Structures, Inc. and TIMCO Aviation Services, Inc.

99.1 Press Release issued August 5, 2002 announcing the completion of the sale of the assets of the Aerocell Structures operation.